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                                                                Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-25169, 33-41451, 33-49162 and 333-41583 on Form S-8, Nos. 33-79158 and
333-03765 on Form S-3, and No. 333-66947 on Form S-4 of Summit Technology, Inc. and subsidiaries (the "Company") of our report dated March 17, 1999 (which expresses an unqualified opinion and included an explanatory paragraph relating to a change in accounting principle described in Note 2 to the consolidated financial statements), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 23, 1999